                                                    Exhibit 23.01







                 CONSENT OF INDEPENDENT AUDITORS


The Plan Administrator and
the Board of Directors of
Comdata Holdings Corporation:

We consent to incorporation by reference in the registration statement (No. 333-01793) on Form S-8 of Ceridian Corporation of our report dated June 19, 1997, relating to the statements of net assets available for benefits with fund information of the Comdata Holdings Corporation 401(K) Savings and Retirement Plan as of December 31, 1996 and 1995, and the related statement of changes in net assets available for benefits with fund information and related supplemental schedules for the year ended December 31, 1996 which report appears elsewhere in this December 31, 1996 annual report on Form 11-K of the Comdata Holdings Corporation 401(K) Savings and Retirement Plan.



                                   /s/KPMG Peat Marwick LLP




Minneapolis, Minnesota
June 26, 1997





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